Exhibit j

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this prospectus and statement of additional information.



                                                     /s/ ARTHUR ANDERSEN LLP



Los Angeles, California
April 24, 2002